EXHIBIT 5.1 and 23.3

DAVIS POLK & WARDWELL LLP

450 LEXINGTON AVENUE

NEW YORK, NY 10017

May 8, 2014

Pattern Energy Group Inc.

Pier 1, Bay 3

San Francisco, California 94111

Ladies and Gentlemen:

We have acted as special counsel to Pattern Energy Group Inc. (the “Company”) in connection with the Company’s Registration Statement on Form S-1 (the “Abbreviated Registration Statement”) filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for the registration of 3,315,315 shares of the Company’s common stock (the “Securities”), $0.01 par value per share, to be sold by the selling stockholder. The Securities are to be purchased by certain underwriters and offered for sale to the public together with the securities registered pursuant to a Registration Statement on Form S-1 (File No. 333-195488 of the Company that was declared effective earlier today (the “Initial Registration Statement”).

We, as your counsel, have examined such documents and such matters of fact and law that we have deemed necessary for the purpose of rendering the opinion expressed herein. Based upon the foregoing, we advise you that, in our opinion, the Securities are validly issued, fully paid and non-assessable.

In connection with the opinion expressed above, we have assumed that the Company is validly existing as a corporation in good standing under the laws of the State of Delaware.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Abbreviated Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the prospectus included in the Initial Registration Statement and incorporated by reference in the Abbreviated Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Davis Polk & Wardwell LLP